UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2013

SWISHER HYGIENE INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-35067	27-3819646
(Commission File Number)	(I.R.S. Employer Identification No.)

4725 Piedmont Row Drive, Suite 400 Charlotte, North Carolina	28210
(Address of Principal Executive Offices)	(Zip Code)

(704) 364-7707

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 20, 2013, Swisher Hygiene Inc. (the “Company”) provided the NASDAQ Hearings Panel (the “Panel”) an update on the Company’s compliance efforts and advised the Panel that it expects to complete and file the 2012 Form 10-K by April 30, 2013 and hold a combined 2011 and 2012 annual meeting on June 5, 2013.

Also, on March 20, 2013, the Company received a letter from The NASDAQ Stock Market (“NASDAQ”) indicating that the Company is not in compliance with the filing requirements for continued listing under NASDAQ Listing Rule 5250(c)(1) because the Company’s Form 10-K for the year ended December 31, 2012 (the “2012 Form 10-K”) was not timely filed by March 18, 2013. The letter from NASDAQ advised the Company that the Panel will consider this additional deficiency in their decision regarding the Company’s continued listing on The NASDAQ Global Select Market.

On March 21, 2013, the Company received a letter from the Panel indicating its determination to continue the listing of the Company’s shares on NASDAQ, subject to the following conditions: (1) on or before April 30, 2013, the Company shall file the 2012 Form 10-K and (2) on or before June 5, 2013, the Company shall have solicited proxies and held its annual meeting. In order for the Company to comply with the terms of the Panel’s exception, the Company must be able to demonstrate compliance with all requirements for continued listing.

In connection with the receipt of the Panel’s letter, the Company issued a press release on March 22, 2013, a copy of which is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

99.1	Press release, dated March 22, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2013	SWISHER HYGIENE INC.

	By:	/s/ Thomas Byrne
Thomas Byrne
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press release, dated March 22, 2013.

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